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                                                                   EXHIBIT 10.12



DATED: 19 JULY 1996
C/2554/1/AW/RZH/D1-68683-1

SHAREHOLDERS AGREEMENT


between

JF ELECTRA (MAURITIUS) LIMITED
as Investor


COMPLETE BUSINESS SOLUTIONS, INC.
as Parent


CBS COMPLETE BUSINESS SOLUTIONS
(MAURITIUS) LIMITED
as Company

COMPLETE BUSINESS SOLUTIONS (INDIA)
PRIVATE LIMITED
as Subsidiary

and

RAJ VATTIKUTI

relating to

CBS COMPLETE BUSINESS SOLUTIONS
(MAURITIUS) LIMITED





SIMMONS  & SIMMONS
24th Floor  Jardine House  One Connaught Place   Central   Hong Kong
Tel: (852) 2868 1131   Fax: (852) 2810 5040   DX009121 Central 1
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THIS AGREEMENT is dated the 19th day of July 1996 and made

BETWEEN:-

(1) JF ELECTRA (MAURITIUS) LIMITED, a company incorporated and existing under the laws of Mauritius whose registered office is at 4/F, Les Cascades Building, Edith Cavell Street, Port Louis, Mauritius (the "Investor");

(2) COMPLETE BUSINESS SOLUTIONS, INC., a corporation incorporated and existing under the laws of the state of Michigan whose registered office is at 32605 West Twelve Mile Road, Suite 250, Farmington Hills, Michigan 48334-3339, U.S.A. (the "Parent");

(3) CBS COMPLETE BUSINESS SOLUTIONS (MAURITIUS) LIMITED, a company incorporated and existing under the laws of Mauritius whose registered office is at Les Jamalacs Building, Vieux Conseil Street, Port Louis, Mauritius (the "Company");

(4) COMPLETE BUSINESS SOLUTIONS (INDIA) PRIVATE LIMITED, a company incorporated and existing under the laws of India whose registered office is at Unit 13, Block 2, SDF Buildings, Madras Export Processing Zone, Tambaram, Madras 600 045, India (the "Subsidiary"); and

(5) RAJ VATTIKUTI of 32605 West Twelve Mile Road, Suite 250, Farmington Hills, Michigan 48334-3339, U.S.A. ("Mr Vattikuti").

WHEREAS:-

(A) The Subsidiary carries on the Business in the Territory and is a wholly owned subsidiary of the Company.

(B) The entire issued share capital of the Parent is beneficially owned by Mr Vattikuti.

(C) The Investor and the Parent are the registered holders and beneficial owners of such number of Shares as are set out opposite their respective names in the Schedule to this Agreement.

(D) The Shareholders have agreed to regulate the relationship between themselves as shareholders of the Company and the conduct of the Business in the manner hereinafter appearing.





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NOW IT IS HEREBY AGREED as follows:-

1.  INTERPRETATION

(A) In this Agreement and in the Recitals to this Agreement, unless the context otherwise requires:-

     (1) "Articles" means the new articles of association of the Company, being in the agreed form marked "A", to be adopted by the Shareholders pursuant to Clause 2(A);

     (2) "Board" means the board of Directors or the Directors present at a duly convened meeting of the Directors at which a quorum is present;

     (3) "Business" means the business presently carried on by the Subsidiary, namely the provision of information technology services and software development services, including systems development, contract programming and the development and maintenance of software products;

     (4) "Business Day" means any day (excluding Saturdays) when banks are open for general banking business in the state of Michigan, U.S.A.;

     (5) "Business Plan" means the business plan of the Subsidiary, being in the agreed form marked "C";

     (6) "Companies Acts" means the Companies Act 1984 of Mauritius, the Companies Act 1956 of India and any other statutes from time to time in force concerning companies in Mauritius and India (as appropriate);

     (7)  "Directors" means the directors for the time being of the Company;

     (8) "financial year" means any accounting reference period of the Company;

     (9) "First Conversion Option" means the option granted pursuant to Clause 12(A);

     (10) "GAAP" means Generally Accepted Accounting Principles in force at the date hereof in any applicable territory;

     (11) "Guidelines" means the business principles governing transactions between the Parent and the Subsidiary, being in the agreed form marked "B";

     (12) "India Articles" means the new articles of association of the Subsidiary (being substantially in the form of the Articles, subject to the requirements of applicable Indian legislation), to be adopted by the shareholders of the





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          Subsidiary pursuant to Clause 2(B);

     (13) "India Board" means the board of India Directors or the India Directors present at a duly convened meeting of the India Directors at which a quorum is present;

     (14) "India Directors" means the directors for the time being of the Subsidiary;

     (15) "India Shares" means equity shares of Rs100 each in the capital of the Subsidiary;

     (16) "Parties" means the parties to this Agreement and "Party" shall be construed accordingly;

     (17) "RBI" means the Reserve Bank of India;

     (18) "Second Conversion Option" means the option granted pursuant to Clause 12(E);

     (19) "Secretary" means the secretary of the Company for the time being;

     (20) "Shares" means ordinary shares of US$1 each in the capital of the Company;

     (21) "Shareholders" means the Investor and the Parent (for so long as they shall respectively hold any Shares) and any other person for the time holding any Shares as a consequence of a transfer thereof (and "Shareholder" shall be construed accordingly);

     (22) "subsidiary" and "holding company" shall bear the same respective meanings as in the Companies Acts;

     (23) "Territory" means India;

     (24) "Trust" means Indian Investment Trust, a revocable grantor trust created under an agreement dated 9 September 1991;

     (25) "Rs" means Indian rupees; and

     (26) "US$" means United States dollars.

(B) References to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).





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(C)  Any document referred to as being "in the agreed form" shall mean a document in a form agreed by the Parties at the date hereof and initialled by or on their behalf for identification purposes.

(D) References to Clauses are to Clauses of this Agreement and references to sub-clauses are to sub-clauses of the Clause in which the reference appears.

2.  CONSTITUTION

The Shareholders shall:-

(A) forthwith upon execution of this Agreement, unanimously adopt the Articles as the new articles of association of the Company; and

(B) as soon as reasonably practicable (and in any event no later than 14 Business Days after execution of this Agreement), procure that the India Articles (being substantially in the form of the Articles, subject to the requirements of applicable Indian legislation) shall be unanimously adopted as the new articles of association of the Subsidiary.

3.  DIRECTORS AND MEETINGS OF THE BOARD

(A) At all times while the Investor is a Shareholder it shall have the right, by notice in writing to all the other Shareholders and the Company to appoint one Director to the Board and to have any such Director removed and replaced.

(B) At all times while this Agreement remains in force, the Shareholders shall procure that the number of Directors shall be not less than three nor more than eight. Any Director may by notice in writing to the Board request it to appoint an alternate to attend and vote at meetings of the Board in his place.

(C) At all times while this Agreement remains in force, the chairman of the Board, who shall preside over meetings of the Board shall be a Director nominated by the Board from time to time. In the case of an equality of votes, the chairman shall not be entitled to a second or casting vote.

(D) Matters of business arising at any meeting of the Board shall be decided by a majority of votes and each Director (or his alternate) shall be entitled to one vote.

(E) The quorum necessary for the transaction of business at any duly convened meeting of the Board shall be not less than fifty per cent. (50%) of the total numbers of Directors. In default of a quorum the meeting shall stand adjourned to such time and place as the Directors present may determine and such adjourned meeting shall be duly convened as provided in sub-clause (F) below. If at any such duly convened adjourned meeting a quorum (as defined above) is not present within thirty minutes of the time appointed for the adjourned meeting, then the Director or Directors





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     present shall constitute a quorum.

(F) Subject to the provisions of sub-clause (E), meetings of the Board shall be deemed to have been duly convened if, and only if at the request of any one Director made to the Secretary (and the Secretary shall be obliged to act on such request):-

     (1) written notice of such meeting, specifying in reasonable detail an agenda of the matters to be considered by such meeting, has been dispatched to each of the Directors at least 7 Business Days prior to the day appointed for the holding of the meeting (or such shorter period of notice as may be agreed by all the Directors in writing); and

     (2) prior to such meeting, the Company has given notice of the meeting in question in accordance with the terms of this Agreement to:-

          (a) the Director appointed to the Board by the Investor pursuant to sub-clause (A) above; and

          (b)  the chairman of the Board.

(G) While this Agreement remains in force, the Parties shall procure that, except with the consent of the Director (or his alternate) appointed to the Board by the Investor pursuant to sub-clause (A) above (which consent may be given subject to such terms and conditions as the Director giving such consent may think fit, but which consent shall not be unreasonably withheld):-

     (1) save in connection with an acquisition or disposal permitted without the aforesaid approval pursuant to sub-clause (3)(f), no new equity interest in the Company or the Subsidiary shall be created or (except as otherwise provided for in the provisions of Clauses 11 and 12 below and subject as provided in paragraph (2) below) conferred on any person (including any of the Shareholders) whether in the form of shares, warrants, convertible securities, loan stock or capital or other obligations convertible into shares;

     (2) save in connection with an acquisition or disposal permitted without the aforesaid approval pursuant to sub-clause (3)(f), no change shall be made (except as otherwise provided for in the provisions of Clauses 11 and 12 below) in the issued share or loan capital of the Company or the Subsidiary, provided that this paragraph (2) shall be subject to the provisions of Clause 6(A)(3); and

     (3)  the Company or the Subsidiary (as the case may be) shall not:-

          (a) borrow any sums or incur any debts in any financial year or part (other than from such company's bankers in the ordinary and usual course of business) in excess of the amounts set out in the Business





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               Plan or create or issue any debenture, mortgage, charge, lien, encumbrance or other security over any of the assets of either such company (other than in the ordinary and usual course of such company's business);

          (b) undertake in any financial year or part any single item or series of items of capital expenditure involving an aggregate liability during that financial year in excess of the amounts set out in the Business Plan;

          (c) make any loan or advance or otherwise give credit in any financial year or part (other than credit given in the ordinary and usual course of such company's business or for the purpose of making deposits with its bankers) to any person in excess of the amounts set out in the Business Plan;

          (d) adopt any budget in respect of any financial year which contemplates the borrowing of any sum, the undertaking of any item of capital expenditure or the making of any advance in an amount in excess of the amounts contemplated by the Business Plan;

          (e) give any guarantee, bond or indemnity in respect of or to secure the liabilities or obligations of any person in excess of US$2.8 million (other than, in the case of the Company, any guarantee, bond or indemnity in respect of or to secure the liabilities and obligations of the Subsidiary or, in the case of the Subsidiary, those guarantees or bonds required to carry on its normal business activities);

          (f) acquire or dispose of any business, assets, share or loan capital of any body corporate whether by a single transaction or a series of related transactions in excess of US$2.8 million or enter into, vary or terminate any partnership or profit sharing arrangement with any person (other than an employee and/or director of either such company);

          (g) enter into or make any material change to any contract or transaction which is material in the context of such company's business with (I) any of the Shareholders (except as expressly authorised herein) or (ii) any other persons except on normal arm's length commercial terms;

          (h) introduce any executive or employee stock or share option scheme of any nature (other than the Company's or the Subsidiary's (but not both) employee share option scheme in respect of ten per cent. (10%) of the Company's or the Subsidiary's authorised share capital (as the case may be)); and





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          (I)  commence or discontinue any litigation or arbitration which is material in the context of such company's business and not in the ordinary and usual course of such business.

 (H) If the Company or the Subsidiary (as the case may be) shall decide to:-

     (1) enter into, vary or terminate any profit sharing, commission or bonus scheme or arrangement with any employee and/or director of either the Company or the Subsidiary (other than any such scheme or arrangement in relation to employees and/or directors whose annual remuneration is less than US$75,000 and whose profit sharing, commission or bonus arrangements amount to less than fifty per cent. (50%) of base salary); and/or

     (2) engage, dismiss or materially change the terms of employment of any employee whose aggregate annual emoluments are in excess of US$75,000,

     the Company or the Subsidiary (as appropriate) shall first serve not less than 10 Business Days' written notice on the Investor informing the Investor of such decision.

(I) Meetings of the Board shall be convened and held in Mauritius (and, in the case of the India Board, in India) at such times as the Board shall determine, but not less than three times in each calendar year (and, in the case of the India Board, not less than four times in each calendar year). Any Director or Shareholder may convene a meeting of the Board in the manner specified in sub-clause (F) above. Minutes of every meeting of the Board shall be sent to each Director as soon as practicable after the conclusion of such meeting.

(J) Directors (or their alternates) may participate in a meeting of the Board chaired from Mauritius (and, in the case of the India Board, in India) by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and such participation shall constitute presence in person. In exceptional instances, resolutions of the Board may be passed by a circular resolution signed by all of the Directors (or their alternates).

(K) The provisions of sub-clauses (A) to (J) (inclusive) of this Clause 3 shall apply, mutatis mutandis, to the Subsidiary as if references therein to the "Board" and "Directors" were references to the "India Board" and "India Directors" respectively.

4.  AUDIT COMMITTEE AND THE INVESTOR'S RIGHT TO RECEIVE INFORMATION

(A) Forthwith upon execution of this Agreement the Parties shall establish an audit committee (the "Audit Committee") which shall comprise a maximum of five persons, two of whom shall be persons nominated by the Investor. The remaining members shall be nominated by the Shareholders (other than the Investor) in such





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     manner as they shall determine.

(B) Meetings of the Audit Committee shall be convened and held at such times and places as the Audit Committees shall determine, but not less than once each calendar year. Any three members of the Audit Committee may convene a meeting of the Audit Committee by the giving of not less than 7 Business Days' notice in writing to all the other members. There shall be no quorum for a meeting of the Audit Committee to be held.

(C)  The function and purpose of the Audit Committee shall be as follows:-

     (1)  to review the conduct of the Business in the light of the Guidelines;

     (2) to review all books and records pertaining to the Company and/or the Subsidiary and the conduct of the Business; and

     (3) to review all management letters, reports and other information provided by the auditors of the Company and/or the Subsidiary.

(D) Each of the Parties hereby covenants promptly to provide such information (including annual audited accounts, annual budgets and quarterly management reports) and assistance as may reasonably be requested by the Audit Committee in connection with the exercise of its functions.

(E) The Investor shall have the right to receive a copy of the consolidated annual audited accounts of the Parent (within two weeks of their preparation) and a copy of the annual audited accounts (within two weeks of their preparation) the annual budget (within 45 days following the end of the preceding financial year) and quarterly management reports (within one week of their preparation) in respect of the Subsidiary, the Company and the Parent and each of the Subsidiary, the Company and the Parent hereby undertake to provide such information and documentation direct to the Investor within the time limits stipulated.

(F) The Parent hereby undertakes to inform the Investor immediately of any material events occurring in relation to or affecting the nature of its business or that of the Company or the Subsidiary.

5.  BUSINESS

(A) The business of the Company shall, unless and until the Shareholders otherwise agree, be confined to the holding of India Shares and acting as the holding company for the Subsidiary. The business of the Subsidiary shall, unless and until the Shareholders otherwise agree, be confined to carrying on the Business. The Parties confirm that it is their intention to conduct the Business in the best interests of the Subsidiary on sound commercial profit-making principles in accordance with the Guidelines so as to enhance the value of the Subsidiary for the benefit of the





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     Company and thereby the Shareholders.

(B) The central management and control of the Company shall be exercised in Mauritius and the Shareholders shall use their best endeavours to ensure that the Company is treated by all relevant authorities as being resident for taxation and other purposes in Mauritius. The Company shall establish such offices or other premises as the Board may decide.

(C) Each of the Shareholders hereby covenants to use his or its best endeavours to promote the successful operation of the Subsidiary and the Company and, to develop the Business to the best advantage.

(D)  Unless otherwise agreed by all the other Shareholders in writing:-

     (1) the Parent and Mr Vattikuti hereby severally undertake that, during the continuance of this Agreement, they will not be engaged or involved (whether directly or indirectly) in any company, business or enterprise in the Territory or with any person in the Territory whose business or activities competes or may compete (whether directly or indirectly) with the Business; and

     (2) the Investor undertakes to procure that, during the continuance of this Agreement, no person appointed by the Investor to the Board and the Indian Board pursuant to Clause 3(A) shall while he remains a Director or an Indian Director (as the case may be) and for a period of six months after the cessation of such appointment, take up an appointment as a director of any company, business or enterprise in the Territory whose business or activities compete or may compete (whether directly or indirectly) with the Business.

(E)  The Parties shall use their best endeavours to procure that:-

     (1) the Subsidiary carries on and conducts the Business and its affairs in a proper and efficient manner;

     (2) the Subsidiary transacts all its business with the Parent in accordance with the Guidelines and otherwise on arm's length terms;

     (3) the Business shall be carried on pursuant to policies laid down from time to time by the India Board;

     (4) the Subsidiary shall maintain with well established and reputable insurers adequate insurance against all risks usually insured against by companies carrying on the same or similar business to the Business;

     (5) the Subsidiary shall keep books of account and therein make true and complete entries of all its dealings and transactions of and in relation to the





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          Business; and

     (6) the Company shall keep each of the Shareholders fully informed of its and the Subsidiary's financial and business affairs.

(F) Both the Parent and Mr Vattikuti hereby confirm and acknowledge their commitment to a public flotation of the Company (subject to approval of the Mauritius Offshore Business Activities Authority) or the Subsidiary on a recognised stock exchange within five years of the date of this Agreement, failing which they acknowledge and undertake to procure that the Company and/or the Subsidiary (as appropriate) shall adopt a progressive dividend policy in accordance with the provisions set out in Clause 8(B).

6.  CONDUCT

(A) While this Agreement remains in force, the Parties shall procure that except with the consent of the Investor:-

     (1)  the general nature of the Business shall not be materially changed;

     (2) no change shall be made in the authorised share or loan capital of the Company or the Subsidiary nor shall any option be granted to any person over any share or loan capital of the Company or the Subsidiary (except as otherwise provided for in Clause 12 and other than the Company's or the Subsidiary's (but not both) employee share scheme in respect of up to ten per cent. (10%) of the Company's or the Subsidiary's authorised share capital (as the case may be));

     (3) no new Shares shall be issued in excess of 15,000 Shares, and no new India Shares shall be issued other than to the Company, in each case from the date of this Agreement;

     (4) no alteration shall be made to the Articles or the memorandum of association of the Company or the India Articles or memorandum of association of the Subsidiary or the rights attaching to any class of shares in either such company;

     (5) no resolution shall be passed for the winding-up of the Company or the Subsidiary (unless it shall have become insolvent) nor shall any of the Shareholders present or cause to be presented any petition for the winding-up of the Company or the Subsidiary;

     (6)  the Company or the Subsidiary (as the case may be) shall not:-

          (a) acquire any business, assets, share or loan capital of any body corporate, whether by a single transaction or a series of related





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               transactions in excess of US$2.8 million;

          (b) dispose of any business, assets, share or loan capital of any body corporate, whether by a single transaction or a series of related transactions in excess of US$1.4 million;

          (c) appoint and/or change the auditors of such company to a firm of accountants other than Arthur Andersen, Price Waterhouse, Coopers & Lybrand, KPMG, Ernst & Young or Deloitte Touche Tohmatsu or their respective Mauritius or Indian affiliates; and

          (d) change the financial year of such company or effect any significant change in the accounting principles and practices for the time being adopted by such company.

(B) No business shall be transacted at any general meeting of the Company unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Two persons (one of whom must be a representative of the Investor) entitled to vote upon the business to be transacted, each being a Shareholder or a proxy for a Shareholder or a duly authorised representative of a Shareholder which is a corporation, shall be a quorum. In default of a quorum the meeting shall be adjourned to such time and place as the Directors or Shareholders present may determine and notice of such adjourned meeting shall be given in the same manner to the same persons as the notice of the original meeting. If at any such adjourned meeting a quorum (as defined above) is not present within thirty minutes of the time appointed for the adjourned meeting then any Shareholder or Shareholders present at such meeting in person or by proxy shall constitute a quorum. Save in respect of the Subsidiary, resolutions of the Shareholders may be passed by circular resolution signed by or on behalf of all the Shareholders and the said circular resolution shall be pasted or otherwise permanently affixed in the minute book of the Company in compliance with section 124 of the Companies Act 1984 of Mauritius.

7.  FINANCE FOR THE COMPANY

(A) The Shareholders intend that the finance requirements of the Company and the Subsidiary shall be consistent with the Business Plan and be met by a combination of:-

     (1)  cash generated through the carrying on of the Business; and/or

     (2) further cash subscriptions for Shares or India Shares by the Company or each of the Shareholders in proportion to their then existing shareholdings in the capital of the Company or the Subsidiary (as the case may be); and/or

     (3)  loans from such companies' bankers.





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(B)  Any such funding as is referred to in sub-clause (A)(3) above which may be required by the Company or the Subsidiary shall insofar as possible be provided by way of non-recourse or limited recourse third party loans or other financial accommodation, including, letters of credit, from banks and other financial institutions on the most favourable terms reasonably obtainable.

8.  ACCOUNTING MATTERS AND DIVIDEND POLICY

(A)  The Shareholders shall procure that:-

     (1) the Company and the Subsidiary shall at all times maintain accurate and complete accounting and other financial records in accordance with the requirements of applicable GAAP.

     (2) quarterly management accounts containing such information as the Shareholders may reasonably require shall be prepared and despatched by the Company and the Subsidiary to the Shareholders within 30 days of the end of the quarter in question; and

     (3) each Shareholder and its respective authorised representatives shall be allowed access at all reasonable times to examine the books and records of the Company and the Subsidiary.

(B) Subject to circumstances prevailing at the relevant time, it is the intention of the Shareholders that in the financial year ending 31 December 2001, the Company or the Subsidiary (as appropriate) shall distribute by way of dividend (provided the same will not contravene the Companies Acts) such percentage of its profits as are then available for distribution as would result in the Investor receiving, as its pro rata share of such dividend, US$200,000 and that in each subsequent financial year the amount distributed to the Investor by way of dividend shall increase by US$40,000 in each such financial year.

9.  ADJUSTMENT

(A) If the Cumulative Profits (as defined in sub-clause (D) below) of CBS India shall exceed the Budgeted Cumulative Profits (as defined in sub-clause (D) below), the Parent shall have the option by notice in writing served at any time from the date the audited annual accounts of the Subsidiary for the year ending 31st December 1997 are adopted by the shareholders of the Subsidiary in general meeting (the "Approval Date") until the expiry of a period of two months thereafter, to require the Investor to transfer to it for a consideration of US$1 such number of Shares (or, in the event that the First Conversion Option has been exercised, such number of India Shares), as represent a percentage of the issued share capital of the Company or the Subsidiary (as the case may be) equal to A x B where A is the percentage by which the Cumulative Profits exceed the Budgeted Cumulative Profits (subject to a maximum of twenty per cent. (20%)) and B is the percentage of the issued share





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     capital of the Company or the Subsidiary (as the case may be) held by the
     Investor at the time such notice is served. By way of illustration, if at the Approval Date the Investor holds Shares representing twenty-eight per cent. (28%) of the issued share capital of the Company and the Cumulative Profits exceed the Budgeted Cumulative Profits by five per cent. (5%), then the number of Shares over which the Parent may exercise its option shall be:-

          5% x 28%

     =    1.4% of the issued share capital of the Company at the Approval Date.

(B) If the Cumulative Profits (as defined in sub-clause (D) below) of CBS India shall be less than the Budgeted Cumulative Profits (as defined in sub-clause (D) below), the Investor shall have the option by notice in writing served at any time from the Approval Date until the expiry of a period of two months thereafter to require the Parent to transfer to it for a consideration of US$1 such number of Shares (or, in the event that the First Conversion Option has been exercised, such number of India Shares), as represent a percentage of the issued share capital of the Company or the Subsidiary (as the case may be) equal to A x B where A is the percentage by which the Cumulative Profits are less than the Budgeted Cumulative Profits (subject to a maximum of twenty per cent. (20%)) and B is the percentage of the issued share capital of the Company or the Subsidiary (as the case may be) held by the Investor at the time such notice is served. By way of illustration, if at the Approval Date the Investor holds Shares representing twenty-eight per cent. (28%) of the issued share capital of the Company and the Cumulative Profits are less than the Budgeted Cumulative Profits by twenty-two per cent. (22%), then the number of Shares over which the Investor may exercise its option shall be:-

          20% x 28%

     =    5.6% of the issued share capital of the Company at the Approval Date.

     N.B. The figure of 20% is used because the amount by which the Cumulative
          Profits are less than the Budgeted Cumulative Profits exceeds the maximum adjustment permissible under this provision.

(C) Any transfer of Shares or India Shares pursuant to sub-clause (A) or (B) above shall take place at a time and place as to be appointed by the Directors being not less than five days nor more than ten days after the date of such option notice (or, in the case of a transfer of India Shares, the date of receipt of approval from the RBI), whereupon the Investor and the Parent shall deliver such documents (including waivers of pre-emption rights, instruments of transfer and, in the case of a transfer of India Shares, approval from the RBI) as are necessary to give effect to such transfer. The options referred to in sub-clauses (A) and (B) shall be exercisable once only and, if not exercised before the expiry of a period of two months after the Approval Date, shall lapse.

(D) For the purposes of this Clause 9 the following expressions shall bear the following respective meanings:-

     (1) "Cumulative Profits" means the aggregate profit after tax and all exceptional and/or extraordinary items of the Subsidiary (but before dividends) for the two financial years ending 31st December 1996 and 31st December 1997; and

     (2)  "Budgeted Cumulative Profits" means Rs 150 million.

10.  CONFIDENTIALITY

(A) Each of the Shareholders hereto shall at all times use its best endeavours to keep confidential any confidential information which it or they may acquire in relation to the Company and the Subsidiary or in relation to the clients, business or affairs of any other Shareholder hereto or of the Parent, the Company or the Subsidiary and shall not use or disclose such information except with the consent of every other Shareholder hereto and/or of the Company or the Subsidiary (as appropriate) or in accordance with the order of a court of competent jurisdiction or, in the case of information relating to the Subsidiary, for the advancement of the Business.

(B) The Company and the Subsidiary shall use all reasonable endeavours to ensure that the officers, employees and agents of each of them shall observe a similar obligation of confidence in favour of the Shareholders.

(C) The obligations of each of the Shareholders contained in sub-clause (A) shall continue without limit in point of time, but shall cease to apply to any information coming into the public domain otherwise than by breach by any such Party of its obligations therein contained.

(D) For the purposes of this Clause 10 the expression "Shareholder" shall include, where such Shareholder is a corporation, the subsidiary companies of any Shareholder and any other company controlled (the word "control" having the meaning attributed to it in Clause 13(C)(3)) by that Shareholder and the employees or agents of that Shareholder and of such subsidiary or controlled companies.

11.  NEW ISSUES AND TRANSFERS OF SHARES

(A) Subject to the provisions of the Companies Acts and sub-clause (B) below, any unissued shares in the capital of the Company (whether forming part of the original or any increased capital) ("shares") shall be at the disposal of the Directors who may offer, allot, grant options over or grant any right or rights to subscribe for such shares or any right or rights to convert any security into such shares or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

(B) Any shares in the capital of the Company for the time being unissued shall before they are issued, be offered to the Shareholders holding shares in proportion (as nearly as the circumstances admit) to their existing holdings of shares respectively. Such offer shall be made by notice specifying the number of shares offered and limited to a time within which the offer, if not accepted, will be deemed to be declined. After the expiration of such period or, if earlier, on the receipt of an intimation from the Shareholder to whom the offer has been made that he declines to accept the shares offered, such shares shall be issued at the discretion of the Directors who may dispose of the same in such manner as they think most beneficial to the Company.

(C) Save as otherwise herein expressly provided and, in the case of a transfer of India Shares, subject to approval from the RBI, no Shareholder shall be entitled during the term of this Agreement to either sell, transfer, charge, encumber (save for encumbrances in existence at the date of this Agreement), grant options over or otherwise dispose of, or of any beneficial interest in, any of the Shares now owned or shares hereafter acquired by it under or pursuant to this Agreement or by virtue of its shareholding therein otherwise than in compliance with the following provisions of this Clause 11.

(D) (1) Every Shareholder (and every person entitled to a share or shares by operation of law) who intends to transfer or otherwise dispose of shares of any class in the capital of the Company or any interest therein (the "proposing transferor") shall, before so doing or agreeing so to do, inform the Company of his intention by giving it notice in writing (the "Transfer Notice"), specifying the identity and contact details of the proposing transferee and the price per share at which such transfer or disposal of shares is proposed to take place (the "prescribed price"). The Transfer Notice shall constitute the Company as the proposing transferor's agent empowered to sell all (but not some only) of the shares therein referred to (together with all rights then attached thereto) at the prescribed price to any Shareholder in the manner hereinafter appearing and shall not be revocable except with the unanimous agreement of the Shareholders.

     (2) Within five days of receipt by the Company of the Transfer Notice, all shares included in such Transfer Notice shall be offered for purchase at the prescribed price by notice in writing (the "Offer Notice") to all the Shareholders (other than the proposing transferor) in proportion (as nearly as the circumstances admit) to their then existing holdings of shares in the capital of the Company. Any such Offer Notice shall specify the prescribed price and a period (being not less than fourteen days and not more than twenty-eight days after the date of the Offer Notice) within which such offer must be accepted or will lapse. For the purpose of this sub-clause (D)(2) an offer shall be deemed to be accepted on the day on which the acceptance is received by the Company.

     (3) If any Shareholders (the "purchasing Shareholders") shall within the appropriate period specified above agree to purchase the shares comprised in the Transfer Notice the Company shall within five days of the appropriate period give notice in writing (the "Sale Notice") to that effect to the proposing transferor and to the purchasing Shareholders and upon payment of the prescribed price the proposing transferor shall be bound to transfer such shares to the respective purchasing Shareholders accordingly. Every such Sale Notice shall state the name and address of each purchasing Shareholder and the number of shares agreed to be purchased by him and the sale and purchase shall be completed at a place and time to be appointed by the Directors being not less than five days or more than ten days after the date of such Sale Notice PROVIDED always that if the Transfer Notice shall state that the proposing Transferor is not willing to transfer part only of the shares the subject thereof this sub-clause shall not apply unless the Company shall have found purchasing Shareholders for all of such shares and (unless as aforesaid) any offer referred to in the preceding sub-clause shall be deemed to have lapsed without having been validly accepted.

     (4) If a proposing transferor shall fail or refuse to transfer any shares to a purchasing Shareholder hereunder the Board may authorise some person to execute the necessary transfer and may deliver it on his behalf and the Company may receive the purchase money in trust for the proposing transferor (which it shall pay into a separate bank account in the Company's name) and cause the purchasing Shareholder to be registered as the holder of such shares. The receipt by the Company of the purchase money shall be a good discharge to the purchasing Shareholder (who shall not be bound to see the application thereof) and after the purchasing Shareholder has been registered in purported exercise of the aforesaid powers the validity of the proceedings shall not be questioned by any person.

     (5)  If at the expiry of the appropriate period specified in sub-clause
          (2) above, Shareholders shall not have agreed to purchase all the shares so offered the Company shall forthwith give notice in writing thereof to the proposing transferor and he shall then be at liberty at any time thereafter up to the expiration of one month after the giving of such notice to transfer those shares which Shareholders shall not have so agreed to purchase to any person on a bona fide sale at any price not being less than the prescribed price PROVIDED that:-

          (a) if the Transfer Notice shall state that the proposing transferor is not willing to transfer part only of the shares the subject of the Transfer Notice he shall not be entitled hereunder to transfer any of such shares unless in aggregate the whole of such shares are so transferred;

          (b) subject to sub-clause (c) below, the Board may require to be satisfied that such shares are being transferred in pursuance of a bona fide sale for the consideration stated in the instrument of transfer without any deduction, rebate or allowance whatsoever being given to the purchaser or the proposing transferor and if not so satisfied may refuse to register the instrument of transfer; and

          (c) in relation to the transfer of shares by the Parent, the Director appointed to the Board by the Investor pursuant to Clause 3(A) may require to be satisfied that such shares are being transferred in pursuance of a bona fide sale for the consideration stated in the instrument of transfer without any deduction, rebate or allowance whatsoever being given to the purchaser or the proposing transferor and if such Director shall notify the Board in writing that he is not so satisfied and provide a bona fide explanation of the reasons for such dissatisfaction, the Parties shall procure that the Board shall refuse to register the instrument of transfer.

(E) If a Shareholder, or other person entitled to transfer a share, at any time attempts to deal with or dispose of a share or any interest therein otherwise than in accordance with the provisions of this Clause 11, he shall be deemed immediately prior to such attempt to have served a Transfer Notice on the Company in respect of such share and the provisions of this Clause 11 shall thereupon apply to the share. Any such Transfer Notice shall be deemed to have been served on the date on which the Board shall receive actual notice of such attempt.

(F) Any Shareholder (being a corporation) shall be entitled to sell or transfer all (but not some only) of its shares in the capital of the Company (or any beneficial interest therein) to another company in the same group of companies (as such term is defined in the Companies Act) and the Shareholders shall procure that the provisions of this Clause 11 shall not apply to such transfer.

(G) In the event that Transfer Notices are issued by the Parent which would (when taken together with all previous transfers of shares by the Parent) effect a transfer by it of more than fifty per cent. (50%) of the issued share capital of the Company ("Controlling Shares") to the same third party or to any connected person of such third party (and, for the purposes of this Clause 11(E), "connected person" shall be determined in accordance with s.839 of the United Kingdom Income and Corporation Taxes Act 1988) then the Parent shall not be entitled to transfer such Controlling Shares unless, contemporaneously with such transfer, the Parent procures that an offer is made by the prospective purchaser of the Controlling Shares to acquire all (but not some only) of the shares in the capital of the Company held by the Investor on terms as to price at a price per share equal to whichever is the higher of:-

     (1) the price at which the Controlling Shares are being sold under the relevant Transfer Notice; and

     (2) the average price obtained by the Parent in respect of all its shares sold to such third party and any connected person of such third party and otherwise on such terms and conditions (including manner of payment) as are no less favourable than those agreed between the Parent and such prospective purchaser in respect of the sale and purchase of the Controlling Shares.

(H) Each Shareholder shall take all steps available to it to procure that the Board shall refuse to register any transfer of shares unless it is shown to its satisfaction that:-

     (1) all restrictions on transfer and pre-emption rights of the other Shareholders as provided by this Agreement and/or the Articles have been complied with, satisfied or, as the case may be, exhausted; and

     (2) the transferee in question has entered into an agreement to be bound by the terms of this Agreement as amended from time to time in the agreed form marked "D".

12.  OPTIONS

(A) At any time after the date of this Agreement, the Investor shall have the option (the "First Conversion Option") by notice in writing to all the other Parties to convert all or any part of its shareholding in the capital of the Company (the "First Option Shares") into a proportionately identical shareholding in the capital of the Subsidiary (without taking into account any increases in the share capital of the Subsidiary which have been agreed by all the Shareholders, such as the issues of shares under an approved share option scheme) (the "Identical Proportion").

(B) As soon as reasonably practicable after service of the notice referred to in sub-clause (A) above:-

     (1) the Company shall, and the Parent and Mr Vattikuti shall procure that the Company shall, repurchase from the Investor the First Option Shares; and

     (2) as consideration for the repurchase referred to in sub-clause (B)(1), the Company shall, subject to approval from the RBI, and the Parent and Mr Vattikuti shall procure that the Company shall, transfer to the Investor or its nominee such number of India Shares as represent the Identical Proportion.

(C) Upon exercise of the First Conversion Option by the Investor, the provisions of this Agreement (including, without limitation, Clauses 11, 12 and 13), shall apply mutandis mutatis to the shareholders of the Subsidiary as if references to "Shares", "Board" and "Directors" were to "India Shares", "India Board" and "India Directors" respectively.

(D) For the purposes of sub-clauses(E) to (N) (inclusive), unless the context otherwise requires:-

     (1) "Independent Adviser" means an independent investment bank or accountant agreed upon by both the Investor and the Parent or, failing agreement, nominated (at the request of either the Investor or the Parent) by the President for the time being of the Institute of Chartered Accountants in England and Wales;

     (2) "Option Period" means the period from 1st February 1998 or such time as the Parent ceases to be a Sub-S corporation (whichever is earlier) up to the US Flotation Date or the Other Flotation Date (whichever is earlier), both dates inclusive;

     (3) "Other Flotation Date" means 180 days after the date on which any flotation of the share capital of the Parent, the Company or the Subsidiary takes place on any recognised stock exchange (other than the New York Stock Exchange);

     (4) "Parent Conversion Shares" means the 93 new Parent Shares (as adjusted pursuant to the provisions of this Clause 12) to be allotted to the Investor upon exercise of the Second Conversion Option, representing approximately 8.5% of the issued share capital of the Parent at the date of this Agreement;

     (5) "Parent Shares" means shares of US$1 each in the capital of the Parent;

     (6)  "Related Party" means, in relation to Mr Vattikuti:-

          (a) his spouse, parent(s) and any child or step child ("family interests");

          (b) the trustees, acting in their capacity as such trustees, of any trust of which he or any of his family interests is a beneficiary or, in the case of a discretionary trust, is a discretionary object; and

          (c) any company in the equity capital of which he and/or his family interests taken together are directly or indirectly interested so as exercise or control the exercise of 35 per cent. or more of the voting power at general meetings, or to control the composition of a majority of the board of directors and any other company which is a subsidiary or a holding company or a fellow subsidiary of any such holding company.

     (7) "Second Option Shares" means those shares held by the Investor in the capital of the Company and/or (in the event that the First Conversion Option has been exercised) the Subsidiary, at the time the Second Conversion Option is exercised; and

     (8) "US Flotation Date" means 90 days after the date on which any flotation of the share capital of the Parent, the Company or the Subsidiary takes place on the New York Stock Exchange.

(E) At any time during the Option Period, the Investor shall have the option (the "Second Conversion Option") by notice in writing to all the other Parties, to convert all (but not some only) of its Second Option Shares into the Parent Conversion Shares upon and subject to the terms and conditions of sub-clauses (F) to (N) (inclusive) below. If the Second Conversion Option is not exercised within the Option Period it shall expire immediately thereafter and all rights of the Investor in respect of the Second Conversion Option shall cease.

(F) Subject as hereinafter provided, the number of Parent Conversion Shares shall from time to time be adjusted in accordance with the following paragraphs:-

     (1) If and whenever the Parent Shares, by reason of any consolidation or sub-division, become of a different nominal amount, the number of Parent Conversion Shares shall be adjusted by multiplying it by the former nominal amount of the Parent Shares and dividing the result by the revised nominal amount. Each such adjustment shall become effective on the day on which the consolidation or sub-division becomes effective.

     (2) If and whenever the Parent shall issue (other than in lieu of a cash dividend) any Parent Shares credited as fully paid by way of capitalisation of profits or reserves (including any contributed surplus or share premium account or capital redemption reserve fund) to holders of Parent Shares without payment or other consideration being made or given by such holders ("Bonus Issue"), the number of Parent Conversion Shares shall be adjusted by multiplying it by a factor equal to (1+A), where A is the number of additional Parent Shares (whether a whole or a fraction) received by a holder of Parent Shares for each Parent Share held prior to such Bonus Issue.

     (3)  If and whenever the Parent shall:-

          (a) purchase any Parent Shares or securities convertible into Parent Shares or any rights to acquire Parent Shares; or

          (b) make any capital distribution (whether in cash or in specie) to holders (in their capacity as such) of Parent Shares (whether on a reduction of capital or otherwise); or

          (c) grant to holders of Parent Shares rights to acquire for cash assets of the Parent or any of its subsidiaries; or

          (d) in any way modify the rights attaching to any share or loan capital so as wholly or partly to convert or make convertible such share or loan capital into (or attach thereto any rights to acquire) Parent Shares, and the Parent or the Investor considers that it may be appropriate to make an adjustment to the number of Parent Conversion Shares, they shall use their best endeavours to agree such adjustment or, failing such agreement, an Independent Adviser shall be appointed to consider whether an adjustment should fairly and appropriately be made to the number of Parent Conversion Shares and, if such Independent Adviser shall consider in its opinion that a transaction under sub-clauses
          (a) or (c) above was made at other than fair value or, in the case of a transaction under sub-clauses (b) or (d), that it is appropriate to make an adjustment to the number of Parent Conversion Shares, in the case of a transaction under sub-clauses (a) or (c) made at other than fair value, an adjustment to the number of Parent Conversion Shares shall be made such that the value of the Parent Conversion Shares is, in the opinion of the Independent Adviser, the same as it would have been if such transaction had been made at fair value and, in the case of a transaction under sub-clauses (b) or (d), an adjustment to the number of Parent Conversion Shares shall be made in such manner as the Independent Adviser shall certify to be, in its opinion, fair and appropriate. Such adjustment shall become effective (if appropriate, retroactively) on the day on which the action in question by the Parent is completed.

(G) The following provisions of this sub-clause (G) shall apply if and whenever the Parent issues new Parent Shares (or other securities which by their terms are convertible into or exchangeable for or carry rights of subscription for new Parent Shares) or grants options or warrants to subscribe for new Parent Shares, in each case for consideration wholly or partly other than cash (a "Share Transaction"):-

     (1) In the case of a Share Transaction between the Parent and a party or parties, one or more of whom is a Related Party, an Independent Adviser shall be appointed to give an opinion on the valuation of the Parent Shares being issued, and the assets being acquired, under the Share Transaction and the fairness thereof.

     (2) In the case of a Share Transaction between the Parent and a party or parties, none of whom is a Related Party, the Investor shall in its sole discretion be entitled to request that an Independent Adviser be appointed to give an opinion on the valuation of the Parent Shares being issued, and the assets being acquired, under the Share Transaction and the fairness thereof.

     At the request of the Investor, the Independent Adviser appointed under paragraphs (1) and/or (2) above may also be asked to consider whether, in the case of a Share Transaction made at other than fair value, an adjustment should fairly and appropriately be made to the number of Parent Conversion Shares and, if such Independent Adviser shall consider in its opinion that it is appropriate to make an adjustment to the number of Parent Conversion Shares, an adjustment to the number of Parent Conversion Shares shall be made such that the value of the Parent Conversion Shares is, in the opinion of the Independent Adviser, the same as it would have been if such Share Transaction had been made at fair value. Such adjustment shall become effective (if appropriate, retroactively) on the day on which the Share Transaction in question is completed.

(H) In any capital transaction undertaken by the Parent not contemplated by the provisions of sub-clauses (F) and (G) above, where the Investor shall consider that, at the time such capital transaction is undertaken, the value of the Parent Conversion Shares may be adversely affected and that an adjustment to the number of Parent Conversion Shares should be made, the Investor may call for an Independent Adviser to be appointed to consider whether an adjustment would or might fairly and appropriately be necessary to reflect the Investor's interests under this Agreement and, if the Independent Adviser shall consider this to be the case, the Independent Adviser shall certify what adjustment to the number of Parent Conversion Shares is in its opinion fair and appropriate in relationship specifically to the capital transaction in question.

(I) Any adjustment to the number of Parent Conversion Shares under this Clause 12 shall be rounded to the nearest whole Parent Share and shall be (upon the request of either the Investor or the Parent) certified by an Independent Adviser. Any Independent Adviser appointed under this Clause 12 shall act as expert and not as arbitrator, and its decision shall (save in respect of manifest error) be final and binding on the Investor and the Parent for all purposes.

(J)  If and whenever :-

     (1) the Parent shall offer new Parent Shares (other than Parent Shares issued to employees or directors of the Parent pursuant to any share option scheme) for subscription at a fixed subscription price to holders of existing Parent Shares pro rata to their existing holdings or shall grant to holders of Parent Shares any options or warrants to subscribe for new Parent Shares or shall issue to such holders wholly for cash any securities which by their terms are convertible into or exchangeable for or carry rights of subscription for new Parent Shares (a "Rights Issue"); or

     (2) the Investor shall acquire, whether by subscription, transfer (including pursuant to Clause 9 of this Agreement) or otherwise, additional Shares or India Shares in excess of the Shares held by it at the date of this Agreement, the Parent shall grant to the Investor a further option (the "Additional Option") to subscribe for additional Parent Shares, or (as the case may
     be) other securities convertible into or exchangeable for or carrying rights to subscribe for new Parent Shares. The terms and conditions (including the number of additional Parent Shares and the adjustment provisions, if any) of such Additional Option shall be agreed between the Parent and the Investor acting in good faith, provided that, in the case of a Rights Issue, the terms and conditions of the Additional Option shall be no less favourable than the terms and conditions on which the new Parent

     Shares, options, warrants or convertible securities were offered to the holders of existing Parent Shares. The Additional Option shall be granted to the Investor by way of a deed and shall be evidenced in writing. If and to the extent that the Parent and the Investor are unable to agree upon the terms and conditions of any Additional Option (including the number of additional Parent Shares), an Independent Adviser shall be appointed to consider and certify what terms and conditions are, in its opinion, fair and appropriate in the circumstances.

(K) For the avoidance of doubt, any Additional Option granted to the Investor pursuant to sub-clause (J) need not be exercised by the Investor but, if exercised, may only be exercised at the same time as the Investor exercises its Second Conversion Option, failing which any such Additional Option will lapse. Any Additional Option, if not exercised during the Option Period, shall expire immediately thereafter and all rights of the Investor in respect of any such Additional Option shall cease.

(L) The Second Conversion Option and (if appropriate) any Additional Option shall be exercisable by the Investor serving notice in writing on all the Parties, whereupon, as soon as reasonably practicable thereafter:-

     (1) the Investor shall transfer to the Parent (subject to, in the case of a transfer of India Shares, approval from the RBI) all its Shares or India Shares (as the case may be);

     (2) as consideration for the transfer referred to in paragraph (1) above, the Parent shall, and Mr Vattikuti shall procure that the Parent shall, forthwith issue to the Investor or its nominee the Parent Conversion Shares (as adjusted pursuant to this Clause 12), credited as fully paid, at par; and

     (3) (if appropriate) the Investor and the Parent shall comply with their respective obligations in respect of the exercise of any Additional Option.

 (M) In the event that there shall be received a bona fides offer from a third party (the "Third Party") to acquire in excess of fifty per cent. (50%) of the issued share capital for the time being of the Parent ("Controlling Interest") and it is the intention of the recipient of such offer to accept the same, Mr Vattikuti shall procure that forthwith upon receipt of such offer written notification shall be given to the Investor of the same, whereupon the Investor will be entitled, within 7 Business Days of receipt of such notice, by notice in writing to the Parent to:-

     (1) exercise the Second Conversion Option and (if appropriate) any Additional Option upon the terms of this Clause 12 (whether such exercise occurs within the Option Period or not); and

     (2) require the Parent and/or Mr Vattikuti to procure that an offer is made to the Investor by the Third Party to acquire all (but not some only) of its

          Parent Conversion Shares on terms no less favourable than the terms on which the Third Party has offered to acquire the Controlling Interest.

     Mr Vattikuti hereby covenants and undertakes to the Investor that he will procure that a Controlling Interest will not be disposed of to any such Third Party unless and until he or the Parent has procured that an offer is made to the Investor as contemplated by paragraph (2) above. For the avoidance of doubt, where an offer is made by a Third Party to acquire a Controlling Interest as contemplated above and the Investor does not elect to exercise the Second Conversion Option and (if appropriate) any Additional Option pursuant to paragraph (1) within the period specified, the Second Conversion Option and (if appropriate) any Additional Option shall lapse and all rights of the Investor in respect of the Second Conversion Option and (if appropriate) any Additional Option shall cease.

(N) Any dispute between the Parties (or any of them) in relation to the operation of this Clause 12 shall be referred to an Independent Adviser who shall be instructed to resolve such dispute in whatever manner it thinks fit. In so acting, the Independent Adviser shall act as expert and not as arbitrator and its decision shall (save in respect of manifest error) be final and binding on the Investor and the Parent for all purposes and its costs shall be borne by the Company.

13.  TERMINATION

(A) This Agreement shall continue in full force and effect until terminated in accordance with the provisions of this Clause 13.

(B)  This Agreement shall terminate forthwith upon:-

     (1) one Shareholder acquiring all the Shares or India Shares (as the case may be) held by the other Shareholder; or

     (2) the public flotation of the Company or the Subsidiary on any recognised stock exchange; or

     (3) the making of an order or the passing of an effective resolution for the winding up of the Company or the Subsidiary; or

     (4) the execution of a written agreement between the Shareholders terminating this Agreement; or

     (5)  the exercise of the Second Conversion Option.

(C) Any of the Shareholders shall be entitled to terminate this Agreement forthwith by notice (but not after 90 days of the event in question first coming to the attention of the Shareholder entitled to give the notice) if any of the events set out below shall occur. If a Shareholder entitled to give notice of termination shall fail to do so within such 90 day period, such Shareholder shall be deemed to have waived its remedies with respect to such event. Such notice shall be served upon the Shareholder in respect of which the event or events relate ("such other Shareholder") and copies of such notice shall be given to all other Shareholders (if any). The effect of such notice shall be to terminate this Agreement as between such other Shareholder and the remaining Shareholder or Shareholders but this Agreement shall continue in full force and effect as between such remaining Shareholders (if more than one) but not if otherwise. The said events are:-

     (1) if such other Shareholder shall commit any material breach of any of its obligations under this Agreement (or of any other agreement made between such other Shareholder and the Company or the Subsidiary) and shall fail to remedy such breach (if capable of remedy) within 30 days after being given notice by the first Shareholder or the Company or the Subsidiary (as appropriate) so to do; or

     (2) if such other Shareholder (being a company) shall go into liquidation whether compulsory or voluntary (except for the purposes of a bona fide reconstruction or amalgamation with the consent of the first Shareholder, such consent not to be unreasonably withheld) or if such other Shareholder shall have an administrator appointed or if a receiver, administrative receiver or manager shall be appointed over any part of the assets or undertaking of such other Shareholder; or

     (3) if (being a company) there should be any change of control of such other Shareholder (and for the purposes of this sub-clause (D)(3) "control" shall be determined by reference to s.416 of the United Kingdom Income and Corporation Taxes Act 1988 and a "change of control" when applied to any Shareholder shall be deemed to have occurred if any person or persons who control such Shareholder at the date of execution of this Agreement (or the date such Shareholder becomes bound by the terms hereof (if later)) subsequently cease to control it).

(D) This Agreement shall terminate in respect of any Shareholder (but shall continue between the other Shareholders (if more than one) but not otherwise) if, at any time as a result of a transfer of shares made in accordance with this Agreement, that Shareholder holds no shares in the capital of the Company or the Subsidiary, but without prejudice to any rights which any party may have against any other Shareholder (including, but not limited to, any claim for damages) arising prior to such termination.

(E) If the Investor shall serve a valid notice of termination under paragraphs (1) to (3) (inclusive) of sub-clause (C), the Investor shall be entitled by that notice to require the Parent to purchase all (but not some only) of the Shares of the Investor at a price determined in accordance with the provisions of Clause 14(A). Upon exercise of any such right by the Investor, the Investor and the Parent shall thereupon become respectively bound to buy or sell accordingly and the provisions of sub-clauses (B) to (D) (inclusive) of Clause 14 shall then have effect.

(F)  If  the Parent shall serve a valid notice of termination under paragraphs
     (1) to (3) (inclusive) of sub-clause (C), the Parent shall be entitled by that notice to require the Investor to sell to the Parent all (but not some only) of the Shares of the Investor at a price determined in accordance with the provisions of Clause 14(A). Upon exercise of any such right by the Parent, the Parent and the Investor shall thereupon become respectively bound to buy or sell accordingly and the provisions of sub-clauses (B) to (D) (inclusive) of Clause 14 shall then have effect.

(G)  The termination of this Agreement (howsoever arising):-

     (1) shall be without prejudice to the rights of any of the Shareholders accrued hereunder as at the date of termination or to any claim which any such Shareholder may have for damages or otherwise arising from any antecedent breach thereof by any such other Shareholder; and

     (2) shall not operate to affect such of the provisions hereof as in accordance with their terms are expressed to operate or have effect thereafter.

14.  SALES AND PURCHASES UNDER CLAUSE 13

(A) The purchase price of the Shares to be bought and sold pursuant to Clause 13 shall be the fair value thereof as agreed between the parties to such sale and purchase or, in default of agreement, such sum as shall be certified (at the request of any such party) by an independent investment bank/firm of accountants ("valuers") appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales to be the fair value thereof on the date when the termination notice was served. In so certifying the valuers are hereby irrevocably instructed to value the Shares to be bought and sold as the same proportion of the market value of the Company as a whole on that date as the relevant shareholding bears to the whole issued share capital of the Company on that date but otherwise the valuers shall take into account all such circumstances as shall seem to them relevant. In so acting such valuers shall act as experts and not as arbitrators and their decision shall (save in respect of manifest error) be final and binding on the parties to such sale and purchase for all purposes and their costs shall be borne in equal shares by such parties.

(B) Completion of the sale and purchase of Shares pursuant to Clause 13 shall take place, subject, in the case of a transfer of India Shares, to approval from the RBI, at a time and place as to be appointed by the Directors being not less than five days and not more than ten days after the price payable therefor has been agreed or determined in accordance with the provisions of sub-clause (A).

(C) If any Shareholder ("the outgoing Shareholder") shall elect or become bound to transfer all its Shares to any other Shareholder hereto under or pursuant to the foregoing provisions of Clause 13, that other Shareholder shall upon or immediately prior to completion of such transfer procure (i) the immediate release of all guarantees, indemnities and similar covenants (if any) given by the outgoing Shareholder in favour or for the benefit of the Company under or pursuant to Clause 7 and (ii) pending such release, shall indemnify and keep the outgoing Shareholder fully and effectively indemnified from and against all claims arising thereunder.

(D) The Shareholders shall exercise all voting and other rights available to them to ensure the implementation of the foregoing provisions of this Clause 13 and any provisions contained in the Articles restricting transfers of shares shall be waived or suspended to allow such sales and purchases to proceed as provided above and the Shareholders shall procure the registration of any transfer of any shares in the capital of the Company pursuant hereto accordingly.

15.  SUPREMACY AND GENERAL COVENANT

(A) If any provisions of the Articles or the memorandum of association of the Company or the India Articles or the memorandum of association of the Subsidiary at any time conflict with any of the provisions of this Agreement, the provisions of this Agreement shall prevail as between the Parties and the Shareholders shall whenever necessary exercise all voting and other rights and powers available to them to procure the amendment of the Articles or the memorandum of association of the Company or the India Articles or the memorandum of association of the Subsidiary to the extent necessary to permit the Company and/or the Subsidiary and their affairs to be carried out as provided herein.

(B) Each of the Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company and/or the Subsidiary so as to procure (so far as each is respectively able by the exercise of such rights and powers) that at all times during the term of this Agreement the provisions concerning the structure and organisation of the Company and/or the Subsidiary and the regulation of their affairs set out in this Agreement are duly observed and given full force and effect and all actions required of the Shareholders hereunder are carried out in a timely manner.

(C) Each of the Shareholders shall exercise all voting rights and other powers of control available to them to ensure that any meeting of the Board or the India Board and every general meeting of the Company and the Subsidiary has the necessary quorum throughout.

16.  GENERAL

(A) This Agreement shall be binding upon the Parties but shall not be assignable.

(B) Save as specifically referred to in Clause 13(C), no exercise or failure to exercise or delay in exercising any right power or remedy vested in any Party under or pursuant hereto shall constitute a waiver by that Party of that or any other right power or remedy.

(C) Nothing in this Agreement shall be deemed to constitute a partnership between the Parties hereto nor constitute any Party the agent of the other Party or otherwise entitle any Party to have authority to bind the other Party hereto for any purpose.

(D) No Party shall be entitled to make or permit or authorise the making of any press release or other public statement or disclosure concerning this Agreement without the prior written consent of the other Parties.

(E) This Agreement (together with all agreements and documents executed contemporaneously herewith or referred to herein) constitutes the entire Agreement between the Parties in relation to the subject matter hereof and supersedes all prior agreements and understandings whether oral or written with respect thereto and no variation of this Agreement shall be effective unless reduced to writing and signed by or on behalf of each of the Parties hereto.

(F) In the event that any term, condition or provision of this Agreement is held to be a violation of any applicable law, statute or regulation the same shall be deemed to be deleted from this Agreement and shall be of no force and effect and this Agreement shall remain in full force and effect as if such term, condition or provision had not originally been contained in this Agreement. Notwithstanding the foregoing, in the event of any such deletion the Parties shall negotiate in good faith in order to agree the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted.

(G) This Agreement may be executed in any number of counterparts or duplicates each of which shall be an original but such counterparts or duplicates shall together constitute one and the same Agreement.

(H) Any date or period mentioned in any Clause may be extended by mutual agreement between the Parties but, as regards any date or period originally fixed or any date or period so extended as aforesaid, time shall be of the essence.

17.  NOTICES

(A) As between the Parties, for the purposes of this Agreement, all notices shall be given in accordance with this Clause 17. Any notice to be given by any Party shall be in writing in the English language and shall be deemed duly served if delivered personally or sent by facsimile transmission or by prepaid commercial express courier to the addressee at the address or (as the case may be) the facsimile number of that Party set opposite its name below:-

     (1)  Name:                     JF Electra (Mauritius) Limited

          For the attention of:     John Levack

          Address:                  4/F, Les Cascades Building
                                    Edith Cavell Street
                                    Port Louis
                                    Mauritius

          Facsimile number:         (230) 212 9833

          With a copy to:-          JF Electra Limited

          For the attention of:     John Levack/Lucian Wu

          Address:                  47/F, Jardine House
                                    One Connaught Place
                                    Central
                                    Hong Kong

          Facsimile number:         (852) 2530 5525


     (2)  Name:                     Complete Business Solutions, Inc.

          For the attention of:     Raj Vattikuti/Tim Manney

          Address:                  32605 West Twelve Mile Road
                                    Suite 250
                                    Farmington Hills
                                    Michigan 48334-3339
                                    U.S.A.

          Facsimile number:         (1) 810 488 0109

          With a copy to:-          Butzel Long

          For the attention of:     Arthur Dudley II

          Address:                  Suite 900
                                    150 West Jefferson
                                    Detroit

                                    Michigan 48226-4430
                                    U.S.A.

          Facsimile Number:         (1) 313 225 7080


     (3)  Name:                     CBS Complete Business Solutions
                                    (Mauritius) Limited

          For the attention of:     The Company Secretary

          Address:                  Les Jamalacas Building
                                    Vieux Conseil Street
                                    Port Louis
                                    Mauritius

          Facsimile number:         (230) 212 5265

          With a copy to:-          Butzel Long

          For the attention of:     Arthur Dudley II

          Address:                  Suite 900
                                    150 West Jefferson
                                    Detroit
                                    Michigan 48226-4430
                                    U.S.A.

          Facsimile Number:         (1) 313 225 7080

          With a copy to:           Complete Business Solutions, Inc.

          For the attention of:     Raj Vattikuti/Tim Manney

          Address:                  32605 West Twelve Mile Road
                                    Suite 250
                                    Farmington Hills
                                    Michigan 48334-3339
                                    U.S.A.

          Facsimile number:         (1) 810 488 0109


(4)  Name:                          Complete Business Solutions (India) Private
                                    Limited

          For the attention of:     VV Sundaram

          Address:                  Unit 13, Block 2
                                    SDF Buildings
                                    Madras Export Processing Zone
                                    Tambaram
                                    Madras 600 045
                                    India

          Facsimile Number:         (91) 44 236 8171

          With a copy to:           Complete Business Solutions, Inc.

          For the attention of:     Raj Vattikuti/Tim Manney

          Address:                  32605 West Twelve Mile Road
                                    Suite 250
                                    Farmington Hills
                                    Michigan 48334-3339
                                    U.S.A.

          Facsimile number:         (1) 810 488 0109

     (5)  Name:                     Raj Vattikuti

          Address:                  32605 West Twelve Mile Road
                                    Suite 250
                                    Farmington Hills
                                    Michigan 48334-3339
                                    U.S.A.

          Facsimile number:         (1) 810 488 0439


     or at such other address (or facsimile number) as the Party to be served may have notified (in accordance with the provisions of this Clause 17) for the purposes of this Agreement.

(B) Any such notice shall be addressed as provided in sub-clause (A) and may be:

     (1) personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

     (2) sent by international express mail service, in which case it shall be deemed to have been given seven days after the date of posting; or

          (3) sent by facsimile, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report, provided that any notice despatched by facsimile after 17:00 hours (Hong Kong time) on any day shall be deemed to have been received at 09:00 hours (Hong Kong time) on the next day.

18.  LAW

(A) This Agreement shall be governed by and construed in accordance with the laws of England.

(B) Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof shall be settled by arbitration which shall be conducted in accordance with the UNCITRAL Arbitration Rules in force at the date of this Agreement (the "UNCITRAL Rules") in the English language. The appointing authority shall be the International Chamber of Commerce ("ICC") and the arbitration will take place in London. There shall be three arbitrators. One arbitrator shall be appointed by each of the Investor and the Parent and the third arbitrator shall be appointed by the first two arbitrators. If the first two arbitrators shall fail to agree on the appointment of a third arbitrator within 30 days of their own appointments, the third arbitrator shall be appointed in accordance with the UNCITRAL Rules. Any such arbitration shall be conducted in accordance with the ICC arbitration procedures in force at the date of this Agreement, including such additions to the UNCITRAL Rules as are therein contained.

(C) The decision of the arbitration will be final and binding and not subject to appeal.

(D) In relation to the enforcement of any arbitration award in India, for the avoidance of doubt, such award shall be a foreign award and not a domestic award and may be enforced under Part II, Chapter I of the Arbitration and Conciliation Ordinance 1996 of India as a "New York Convention Award".


                                    SCHEDULE


SHAREHOLDER                         NUMBER OF SHARES                %
-----------                         ----------------                -
Complete Business
Solutions, Inc.                         35,298                       72

JF Electra (Mauritius) Limited          13,727                       28
                                        ------                      ---
                                        49,025                      100%

AS WITNESS the hands of the parties the day and year first above written.

SIGNED by John Levack                             )     John Levack
                        duly                      )
authorised for and on behalf of                   )
JF ELECTRA (MAURITIUS) LIMITED                    )
in the presence of:-                              )
                        Robert Hanka
                        ROBERT HANKA
                        24/F Jardine House
                        1 Connaught Place
                        Central, Hong Kong


SIGNED by Tim Manney                              )     Tim Manney
and RAJ VATTIKUTI       duly                      )
authorised for and on behalf of                   )     Raj Vattikuti
COMPLETE BUSINESS SOLUTIONS, INC.                 )
in the presence of:-                              )
                        Arthur Dudley II
                        ARTHUR DUDLEY II
                        150 W. JEFFERSON SUITE 900
                        DETROIT, MICHIGAN 48226, USA


SIGNED by Tim Manney                              )     Tim Manney
and RAJ VATTIKUTI       duly                      )
authorised for and on behalf of                   )     Raj Vattikuti
CBS COMPLETE BUSINESS SOLUTIONS                   )
(MAURITIUS) LIMITED in the presence of:-          )
                        Arthur Dudley II
                        ARTHUR DUDLEY II
                        150 W. JEFFERSON SUITE 900
                        DETROIT, MICHIGAN 48226, USA

SIGNED by Tim Manney                              )     Tim Manney
and RAJ VATTIKUTI       duly                      )
authorised for and on behalf of                   )     Raj Vattikuti
COMPLETE BUSINESS SOLUTIONS (INDIA)               )
PRIVATE LIMITED in the presence of:-              )
                        Arthur Dudley II
                        ARTHUR DUDLEY II
                        150 W. JEFFERSON SUITE 900
                        DETROIT, MICHIGAN 48226, USA



SIGNED by RAJ VATTIKUTI                           )     Raj Vattikuti
in the presence of:-                              )
                        Arthur Dudley II
                        ARTHUR DUDLEY II
                        150 W. JEFFERSON SUITE 900
                        DETROIT, MICHIGAN 48226, USA